UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

Korro Bio, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This notice is being refiled to correct a typographical error in the second paragraph on Page 1. The correct record date is April 17, 2024.

One Kendall Square, Building 600-700, Suite 6-401

Cambridge, MA 02139

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2024

Dear Stockholders:

You are cordially invited to virtually attend the 2024 annual meeting of stockholders, or the Annual Meeting, of Korro Bio, Inc. The Annual Meeting will be held via the Internet at a virtual audio web conference at https://www.proxydocs.com/KRRO on Tuesday, June 11, 2024 at 1:30 p.m., Eastern time. You must register to attend the meeting online at www.proxydocs.com/KRRO no later than June 10, 2024 at 5:00 p.m. Eastern Time.

Only stockholders who owned shares of our common stock at the close of business on April 17, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of two Class II directors, Ali Behbahani and Timothy Pearson, nominated by our board of directors, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders;

2.	Approval of an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers as permitted by amendments to Delaware law;

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during and shortly before the online meeting. In order to attend the meeting and vote your shares electronically during the meeting, you must register in advance at www.proxydocs.com/KRRO prior to the deadline of Wednesday, June 10, 2024 at 5:00 p.m., Eastern time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to attend the Annual Meeting, vote your shares and submit questions. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at www.proxydocs.com/KRRO. The board of directors recommends that you vote “FOR” each of the Class II directors (Proposal 1), “FOR” the amendment of our Restated Certificate of Incorporation (Proposal 2) and “FOR” the ratification of the appointment of the proposed independent registered public accounting firm (Proposal 3) as outlined in the attached proxy statement.

We are pleased to comply with the rules of the Securities and Exchange Commission, or SEC, that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2023, or the 2023 Annual Report. We will mail the Notice of Availability on or about April 29, 2024, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2023 Annual Report, and a form of proxy card.

Your vote is important regardless of the number of shares you own. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares prior to the Annual Meeting on the Internet by visiting www.proxypush.com/KRRO, by telephone by calling +1 866-390-5362 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted. Stockholders that hold shares in “street name” must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from their bank, broker or other nominee to vote during the Annual Meeting.

A list of stockholders as of the close of business on the record date will be available for examination by our stockholders of record during the Annual Meeting using the unique link provided via email following the completion of registration. Further information about how to register for the Annual Meeting, attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Ram Aiyar

Ram Aiyar, Ph.D.

President and Chief Executive Officer

Cambridge, MA

April 29, 2024

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2023 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2023, are available for viewing, printing and downloading at www.proxydocs.com/KRRO. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Korro Bio, Inc., One Kendall Square, Building 600-700, Suite 6-401, Cambridge, MA 02139. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at http://www.sec.gov.